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                                                      Exhibit 99


                           AGREEMENT

     Pursuant to Rule 13d-1(f)(1)(iii) promulgated under the Securities Exchange Act of 1934, as amended, each of the undersigned Reporting Persons agrees that the Schedule 13D to which this Agreement is attached is filed on behalf of each of the undersigned.


Dated: April 25, 1994


                         /s/ Gerald F. Fitzgerald*
                         Gerald F. Fitzgerald


                         /s/ Marjorie G. Fitzgerald*
                         Marjorie G. Fitzgerald


                         /s/ Gerald F. Fitzgerald, Jr.*
                         Gerald F. Fitzgerald, Jr.


                         /s/ Denise M. Fitzgerald*
                         Denise M. Fitzgerald


                         /s/ James G. Fitzgerald*
                         James G. Fitzgerald


                         /s/ Jane M. Fitzgerald*
                         Jane M. Fitzgerald


                         /s/ Peter G. Fitzgerald*
                         Peter G. Fitzgerald

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                         /s/ C. Nina Fitzgerald*
                         C. Nina Fitzgerald


                         /s/ Thomas G. Fitzgerald
                         Thomas G. Fitzgerald


                         /s/ Julie F. Schauer*
                         Julie F. Schauer



   /s/ Thomas G. Fitzgerald
*  Thomas G. Fitzgerald,
   Attorney-in-fact